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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 8, 1996

                           Wilshire Technologies, Inc.
               (Exact Name of Registrant as Specified in charter)


        California                      0-20866                 33-0433823
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation                 File Number)           Identification No.)


            5441 Avenida Encinas, Suite A Carlsbad, California 92008
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code (619) 929-7200
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Item 5. Other Events.

                  At the August 8, 1996 meeting of the Board of Directors of Wilshire Technologies, Inc. ("Wilshire or "the Company") Mr. Stephen
P. Scibelli, Jr., the Company's President and Chief Executive
Officer tendered his resignation from such offices and as a director of the Company, effective September 9, 1996. Mr. Scibelli will be an advisor to the Company for the six months commencing
September 9, 1996.

                  Mr. William J. Hopke, a director of the Company for four years, was elected as President, Chief Executive Officer and Chairman of the Board effective September 9, 1996. Mr. Hopke is currently the Chief Operating Officer of Trilon Dominion Partners,
LLC, the holder of 72% of the common stock of Wilshire.

                  At the same Board meeting Mr. Charles H. Black resigned as a director since he has reached the mandatory retirement age. The vacancy on the Board was filled by the election as a director of Mr.
Jack Hunter, President of Hunter Capital.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acguired.

                  None

         (b)      Pro Forma Financial Information.

                  None



         (c) Exhibits.

         Exhibit 3(i)(a) Restated Articles of Incorporation filed in the office of the Secretary of State of California on May 24, 1996.

         Exhibit 3(i)(b) Certificate of Amendment of Articles of Incorporation filed in the office of the Secretary of State of California on June 10, 1996.

         Exhibit 99(a)              Press Release dated August 12, 1996.

         Exhibit 99(b)              Description of Capital Stock of
                                    Wilshire Technologies, Inc.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WILSHIRE TECHNOLOGIES, INC.



August 14, 1996                        By /s/ JAMES W. KLINGLER
                                          ---------------------
                                          James W. Klingler
                                          Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.                      Description
- -----------                      -----------

Exhibit 3(i)(a)   Restated Articles of Incorporation
                  filed in the office of the
                  Secretary of State of California on May 24, 1996.

Exhibit 3(i)(b)   Certificate of Amendment of
                  Articles of Incorporation filed
                  in the office of the Secretary
                  of State of California on June 10,
                  1996.

Exhibit 99(a)     Press Release dated August 12, 1996

Exhibit 99(b)     Description of Capital Stock of
                  Wilshire Technologies, Inc.


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